Exhibit 1.2

Whirlpool Corporation

Notes

Due Nine Months or More From the Date of Issue

TERMS AGREEMENT

February 22, 2013

Whirlpool Corporation

2000 North M-63

Benton Harbor, Michigan 49022-2692

Attention: Treasurer

Subject in all respects to the terms and conditions of the Selling Agency Agreement (the “Agreement”), dated February 22, 2013, between the Purchasers and Agents referenced therein and you, the undersigned agrees to purchase the following Notes of Whirlpool Corporation:

Aggregate Principal Amount:	$500,000,000

Notes Offered:	$250,000,000 3.700% Notes due 2023 (the “Notes due 2023”) $250,000,000 5.150% Notes due 2043 (the “Notes due 2043”)

Interest Rate:	Notes due 2023: 3.700% per annum Notes due 2043: 5.150% per annum

Date of Maturity:	Notes due 2023: March 1, 2023 Notes due 2043: March 1, 2043

Interest Payment Dates:	Semi-annually on March 1 and September 1 of each year, commencing September 1, 2013

Record Dates:	February 15 and August 15 of each year

Change of Control Offer:	Yes

Underwriting Discount:	Notes due 2023: 0.450% of the principal amount Notes due 2043: 0.875% of the principal amount

Price to Public:	Notes due 2023: 99.801% of the principal amount Notes due 2043: 99.636% of the principal amount

Time of Sale:	1:15 P.M., New York City Time, February 22, 2013

Date and Time of Settlement:	February 27, 2013, 9:00 AM, New York City Time

Place for Delivery of Notes and Payment Therefor:	Mayer Brown LLP 71 South Wacker Drive Chicago, Illinois 60606

Method of Payment:	Same-day funds via wire transfer

Modification, if any, in the requirements to deliver the documents specified in Sections 2(b) or 6(b) or other Sections of the Agreement:	None

BNP PARIBAS SECURITIES CORP.

By:	/s/ Tim McCann
Name:	Tim McCann
Title:	Managing Director

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Brian D. Bednarski
Name:	Brian D. Bednarski
Title:	Managing Director

Terms Agreement Signature Page

Accepted:

WHIRLPOOL CORPORATION

By:	/s/ Margaret McLeod
Name:	Margaret McLeod
Title:	Vice President & Treasurer

Terms Agreement Signature Page